UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

JACO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	000-05896	11-1978958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 273-5500

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 7, 2009, Jaco Electronics, Inc. (the “Registrant”) completed the previously announced sale (the “Transaction”) of certain assets, excluding accounts receivable, used in the Registrant’s business of distributing passive and active electronic components and supporting technology products and services to WPG Americas, Inc. (“WPG Americas”).  In consideration for the assets purchased, WPG Americas paid the Registrant $6,500,000 in cash and assumed approximately $9,366,000 of accounts payable. The purchase price is subject to a customary post-closing purchase price adjustment.

ITEM 8.01. Other Events.

On January 7, 2009, the Registrant announced the completion of the Transaction by press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference in its entirety.

ITEM 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1 Exhibit 99.2	Pro Forma Financial Information Press release dated January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009	Jaco Electronics, Inc.

	By:	/s/ Jeffrey D. Gash
Name: Jeffrey D. Gash
Title: Executive Vice President